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                                                                  Exhibit 16.1

                [LETTERHEAD OF PRICEWATERHOUSECOOPERS L.L.P.]

March 20, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

        We have read the statements made by Vitria, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated March 20, 2000. We agree with the statements concerning our Firm in such 8-K.

                                               Very truly yours,

                                               /s/ PricewaterhouseCoopers L.L.P.
                                                   -----------------------------
                                                   PricewaterhouseCoopers L.L.P.